UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Cambridge Heart, Inc.

(Name of Registrant as Specified In Its Charter)

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CAMBRIDGE HEART, INC.

100 Ames Pond Drive

Tewksbury, Massachusetts 01876

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 24, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the “Meeting”) of Cambridge Heart, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company at 100 Ames Pond Drive, Tewksbury, Massachusetts 01876, on June 24, 2011 at 8:30 a.m., local time, for the purpose of considering and voting upon the following matters:

1. To elect five directors to serve one-year terms;

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 150,000,000 to 250,000,000;

3. To ratify the appointment by the Audit Committee of the Board of Directors of McGladrey & Pullen, LLP as the Company’s independent accountants for the year ending December 31, 2011; and

4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on May 13, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

Whether or not you plan to attend the Meeting, we urge you to promptly sign, date and mail the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, is enclosed for that purpose.

By Order of the Board of Directors,

Vincenzo LiCausi, Secretary

Tewksbury, Massachusetts

May 24, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2011. THE PROXY STATEMENT, ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010 ARE AVAILABLE AT HTTP://WWW. RRDEZPROXY.COM/2011/CAMBRIDGEHEART/

CAMBRIDGE HEART, INC.

100 Ames Pond Drive

Tewksbury, Massachusetts 01876

PROXY STATEMENT

2011 Annual Meeting of Stockholders

To Be Held On June 24, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the “Company”), for use at the 2011 Annual Meeting of Stockholders to be held on Friday, June 24, 2011, at 8:30 a.m., local time, at the offices of the Company at 100 Ames Pond Drive, Tewksbury, Massachusetts 01876, and at any adjournment or postponement thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the Company’s Annual Report to Stockholders for the year ended December 31, 2010 and the enclosed proxy card are being mailed to stockholders on or about May 24, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Meeting?

At the Meeting, our stockholders will consider and vote upon the following matters:

1. To elect five directors to serve one-year terms;

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 150,000,000 to 250,000,000;

3. To ratify the appointment by the Audit Committee of the Board of Directors of McGladrey & Pullen, LLP as the Company’s independent accountants for the year ending December 31, 2011.

In addition, our stockholders also will transact any other business that may properly come before the Meeting. Members of our Board of Directors and management, and representatives of McGladrey & Pullen, LLP our independent registered public accounting firm, will be present at the Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote at the Meeting?

Only stockholders of record at the close of business on the record date, May 13, 2011, are entitled to notice of and to vote at the Meeting. As of the record date, there were issued and outstanding and entitled to vote 98,491,218 shares of Common Stock, $.001 par value per share (the “Common Stock”), 5,000 shares of Series C-1 Convertible Preferred Stock, $.001 par value per share (the “Series C-1 Preferred”), and 1,770 shares of Series D Convertible Preferred Stock, $.001 par value per share (the “Series D Preferred”). The holders of Common Stock, Series C-1 Preferred and Series D Preferred will vote together as a single class on each matter to be voted at the Meeting. Each share of Common Stock entitles the record holder to one vote on each matter, each share of Series C-1 Preferred entitles the record holder to 836.12 votes on each matter, and each share of Series D Preferred entitles the record holder to 12,195.12 votes on each matter.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, your bank, brokerage firm or other nominee (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “discretionary” items, but it will not be permitted to vote your shares with respect to “non-discretionary” items. In the case of a non-discretionary item, if you do not provide your broker or nominee with voting instructions, your shares will be considered “broker non-votes” on that proposal. Please note that brokers and other nominees holding shares beneficially owned by their clients may not cast votes with respect to the election of directors unless they have received voting instructions from their clients. If you are a beneficial owner, it is important that you provide instructions to your bank, broker or other holder of record so that your votes on the election of directors are counted.

As the beneficial owner of shares, you are invited to attend the Meeting. However, if you wish to attend the Meeting, please bring to the Meeting your bank or brokerage statement or a letter from your nominee evidencing your beneficial ownership of our stock and a form of personal identification. If you are a beneficial owner, you may not vote your shares in person at the Meeting unless you obtain from the record holder a proxy issued in your name.

Who can attend the Meeting?

All of our stockholders as of the record date may attend the Meeting.

Can I find out who the stockholders are?

A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

How many shares must be present to hold the Meeting?

A quorum must be present at the Meeting for any business to be conducted. With regard to the items to be voted upon by the holders of shares of Common Stock, Series C-1 Preferred, and Series D Preferred voting together as one group, stockholders representing a majority of the votes entitled to be cast on the item will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.

How do I vote?

If you are a registered stockholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer and Trust Company, and you wish to vote prior to the Meeting, you have two options. You may vote:

•	by mail, by properly completing, signing and returning the accompanying proxy card in the enclosed envelope; or

•	in person, by attending the Meeting and delivering your completed proxy card in person.

If your shares are held in street name, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.

What if I do not specify how my shares are to be voted?

If you are a registered stockholder and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. If you hold your shares in street name and do not instruct your bank or brokerage firm how to vote your shares, it may vote your shares as it chooses with respect to discretionary items. It will not be able to vote your shares with respect to non-discretionary items, and consequently your shares will be considered broker non-votes on non-discretionary proposals.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote by properly completing and signing another proxy card with a later date and returning the proxy card prior to the Meeting, by giving written notice of such revocation to the Secretary of the Company prior to or at the Meeting or by voting in person at the Meeting, or by a request at the Meeting that the proxy be revoked. Your attendance at the Meeting itself will not revoke your proxy unless you give affirmative notice of revocation to the Secretary that you intend to revoke the proxy and vote in person.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that you vote:

•	FOR the election of each of the nominees for director;

•	FOR approval of the amendment to our Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance to 250,000,000; and

•	FOR the ratification of McGladrey & Pullen, LLP as the Company’s independent accountants for the year ending December 31, 2011.

Will any other business be conducted at the Meeting?

We know of no other business that will be presented at the Meeting. However, if any other matter properly comes before the stockholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What votes are necessary to approve each of the proposals?

Election of Directors. The affirmative vote of a plurality of the votes cast by the holders of Common Stock, Series C-1 Preferred and Series D Preferred, voting together as one group, is required to elect the nominees for director. If you vote “Withhold” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum. Further, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Approval of the Increase of the Authorized Shares of Common Stock. This proposal requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock, Series C-1 Preferred and Series D Preferred, voting together as one group. For this vote, abstentions and broker non-votes have the effect of a vote against this proposal although they will be counted for purposes of determining whether there is a quorum.

Ratification of Appointment of McGladrey & Pullen, LLP. This proposal requires the affirmative vote of a majority of the votes cast on the matter by holders of Common Stock, Series C-1 Preferred and Series D Preferred, voting together as one group. For this vote, abstentions and broker non-votes will not be counted as votes in favor and also will not be counted as shares voting on this matter. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withhold” with respect to the original nominee.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, excluding exhibits, will be furnished without charge to any stockholder upon written request to the Company, 100 Ames Pond Drive, Tewksbury, Massachusetts, 01876, attention: Vincenzo LiCausi. Exhibits will be provided upon written request and payment of an appropriate processing fee.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than three, with the exact number to be fixed by the Board of Directors from time to time. The Board of Directors has fixed the number of directors for the ensuing year at five.

Each nominee below has consented to serve if elected. In the event that any nominee becomes unable to serve prior to the Meeting, the Board may designate a replacement nominee, and if you would otherwise be entitled to vote on such nominee, then your proxy will be voted for such replacement. It is not presently contemplated that any of the nominees will be unable to or unwilling to serve as directors.

Vote Required

A plurality of votes cast will be required to elect each director nominee. Directions to withhold authority and broker non-votes will have no effect on the election of directors.

The Company’s Board of Directors recommends a vote FOR the election of the nominees below for election as director.

Nominees for election at the 2011 Annual Meeting of Stockholders

RODERICK DE GREEF	Director since 2008
Age: 50

Mr. de Greef has been Chairman of the Board of the Company since November 2008. During the same period, Mr. de Greef has been employed by the Company to work with the Company’s Chief Executive Officer and the Board of Directors to formulate the strategic plan of the Company and to oversee the execution of corporate strategy. In addition to serving as the Company’s Chairman of the Board, Mr. de Greef provides corporate advisory services to several other companies. Mr. de Greef served as the Company’s Chief Financial Officer from October 2005 to July 2007 and as the Company’s Vice President of Finance and Administration from June 2006 to July 2007. From February 2001 to September 2005, Mr. de Greef was Executive Vice President and Chief Financial Officer of Cardiac Science, Inc., which merged with Quinton Cardiology, Inc. From 1995 to 2001, Mr. de Greef provided independent corporate advisory services to a number of early-stage companies. From 1986 to 1995, Mr. de Greef served as Chief Financial Officer of several publicly held, development stage medical technology companies. Mr. de Greef is a member of the board of directors of Endologix, Inc. and Bio Life Solutions Inc., both of which are in the life sciences field, and Elephant Talk Communications, Inc. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and earned his M.B.A. from the University of Oregon. Mr. de Greef’s extensive business, managerial, executive and leadership experience in the medical device industry, including service on the boards of directors and as an executive officer of other public companies, as well as his position as Chairman of the Board and right to be nominated to the Board under the terms of his employment agreement, were among the factors considered by the Board of Directors in determining that Mr. de Greef should be nominated for election as a director.

ALI HAGHIGHI-MOOD, Ph.D.	Director since 2007
Age: 51

Dr. Haghighi-Mood has been the President and Chief Executive Officer of the Company since December 2007. From December 2006 to December 2007, Dr. Haghighi-Mood served as the Company’s Executive Vice President, Chief Operating Officer and Chief Technology Officer. From July 2003 to December 2006,

Dr. Haghighi-Mood served as the Company’s Vice President, Operations, Research and Development. From January 2002 to July 2003, he served as the Company’s Director of Research and has worked in the Company’s research and development department since January 1997. Dr. Haghighi-Mood holds B.S. and M.S. degrees in Electrical Engineering from the University of Tehran and a Ph.D. degree in Biomedical Engineering from the University of Sussex. Dr. Haghighi-Mood’s long history with and extensive knowledge of the technology and operations of the Company, as well as his position as President and Chief Executive Officer and right to be nominated to the Board under the terms of his employment agreement, were among the factors considered by the Board of Directors in determining that Dr. Haghighi-Mood should be nominated for election as a director.

PAUL MCCORMICK	Director since 2009
Age: 58

Mr. McCormick currently serves as the Executive Chairman and member of the Board of Directors of Cardiogenesis, Inc. From April 2007 until July 2009, Mr. McCormick served as Chairman of the Board of Cardiogenesis, Inc. Mr. McCormick was a member of the executive management team of Endologix, Inc. from 1998 until 2008, most recently serving as President and Chief Executive Officer from January 2003 until May 2008. He served as a director of Endologix from February 2002 until May 2010. Mr. McCormick also serves as a director of Cianna Medical, Inc. Mr. McCormick holds a B.A. in Economics from Northwestern University and an Executive Sales and Marketing certification from Columbia University. Mr. McCormick’s extensive executive, sales and marketing experience in the medical device industry were among the factors considered by the Board of Directors in determining that Mr. McCormick should be nominated for election as a director.

JOHN F. MCGUIRE	Director since 2007
Age: 64

Mr. McGuire is retired and currently serves as a consultant to various biomedical companies. From 2004 to 2007, he was President and Chief Executive Officer of the American Red Cross. Between 2003 and 2004, Mr. McGuire served as an Executive Vice President at the American Red Cross. Prior to joining the American Red Cross, Mr. McGuire was President of Whatman North America, an international leader in separations technology and provider of materials and devices to laboratory and healthcare markets. Previously, he served as President, Chief Executive Officer and a director of HemaSure, Inc., a publicly-traded blood filtration company. In addition, Mr. McGuire has held prominent positions for over 22 years in the field of biomedical technology. Mr. McGuire holds an M.B.A. from Harvard University. Mr. McGuire’s substantial experience as an executive officer at numerous public companies, his prior leadership of the American Red Cross Blood Program, and his qualification as an audit committee financial expert were among the factors considered by the Board of Directors in determining that Mr. McGuire should be nominated for election as a director.

JEFFREY WIGGINS	Director since 2008
Age: 55

Mr. Wiggins is a former Principal of Dresdner RCM Capital Management, where he was responsible for in excess of $4 billion dollars in health care related investments. Mr. Wiggins joined Dresdner RCM in 1993 and became a Principal in 1997. While there, he started and managed several portfolios, advised other managers in their health care holdings, and initiated two public mutual funds. Prior to that time, Mr. Wiggins managed a derivative-based hedge fund portfolio investing in biotechnology, medical technology, pharmaceuticals, and health care services at O’Connor & Associates. Mr. Wiggins holds a B.A. from Hope College, with majors in Biology and Chemistry, Masters degrees from Northwestern University in Music and Management, and an M.F.A. from Vermont College. Mr. Wiggins’ business and investment experience in biotechnology, life sciences and other industries, as well as his qualification as an audit committee financial expert, were among the factors considered by the Board of Directors in determining that Mr. Wiggins should be nominated for election as a director.

CORPORATE GOVERNANCE

Board of Directors

The Board has determined that Messrs. Wiggins, McGuire and McCormick are independent directors as defined by the Nasdaq Marketplace Rules. The Board met 7 times during 2010, either in person or by teleconference. During 2010, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Board Committees

The Board of Directors has established three standing committees—Audit, Compensation, and Nominating and Governance. The Audit and Nominating and Governance Committees each operate under a charter that has been approved by the Board. The Compensation Committee does not operate under a written charter. Current copies of the charters of the Audit and Nominating and Governance Committees are posted in the Corporate Governance section of the Company’s website at www.cambridgeheart.com.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and the code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal audit staff, independent auditors and management; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included on page 12 of this Proxy Statement).

The members of the Audit Committee are Mr. McGuire (Chairman), Mr. McCormick and Mr. Wiggins. The Board of Directors has determined that all members of the Audit Committee are independent as determined under Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and as defined by the Nasdaq Marketplace Rules. The Board of Directors has determined that Messrs. McGuire and Wiggins are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K. The Audit Committee met 4 times during 2010.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	establishing compensation policies with respect to the Company’s executive officers, including the Chief Executive Officer and the other Named Executive Officers (as defined below);

•	setting the compensation levels for the Chief Executive Officer and the other Named Executive Officers; and

•	overseeing and administering the Company’s equity incentive plans.

The members of the Compensation Committee are Mr. McCormick (Chairman), Mr. Wiggins and Mr. McGuire. All members of the Compensation Committee are independent as defined under the Nasdaq Marketplace Rules. The Compensation Committee met 2 times during 2010.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	monitoring issues and developments related to matters of corporate governance; and

•	recommending to the Board, where appropriate, changes in corporate governance principles and practices.

The members of the Nominating Committee are Mr. Wiggins (Chairman), Mr. McCormick and Mr. McGuire. All members of the Nominating and Governance Committee are independent as defined under the Nasdaq Marketplace Rules. The Nominating and Governance Committee met 1 time during 2010.

Director Nominations

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria attached to the Committee’s charter. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Although the Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Committee’s charter states that the value of diversity should be considered as part of the criteria considered in the director nomination process. In identifying director nominees, the Committee considers diversity as one of many factors in the director nomination process with the objective of having a Board with a diversity of professional experience, skills and backgrounds. Candidates normally should be able to serve for at least five years before reaching the age of 70. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, 100 Ames Pond Drive, Tewksbury, Massachusetts, 01876. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the Board of Directors, by following the procedures set forth in the second paragraph under the section entitled “Stockholder Proposals” below.

Compensation Committee Interlocks and Insider Participation

Messrs. Wiggins, McGuire and McCormick served as members of the Compensation Committee in 2010. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Under procedures approved by a majority of the independent directors, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating and Governance Committee, is primarily responsible for monitoring communications from stockholders and other interested parties and providing copies or summaries of those communications to the other directors as he considers appropriate. Stockholders who wish to send communications on any topic to the Board should address such communications to Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, 100 Ames Pond Drive, Tewksbury, Massachusetts, 01876.

Director Attendance at Annual Meeting of Stockholders

The Company’s policy is to encourage all directors to attend the Annual Meeting of Stockholders. Three of the current Board members attended the 2010 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.cambridgeheart.com. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code.

Board Leadership Structure

The Company does not have a formal policy regarding the separation of its Chairman and Chief Executive Officer positions. Currently, as Chairman, Mr. de Greef leads the Board and, as an executive officer and part-time employee of the Company, works with the Company’s Chief Executive Officer in formulating and executing the Company’s business strategies and financing plans. Dr. Haghighi-Mood also leads the Company’s day-to-day operations as Chief Executive Officer. The Board of Directors believes that given the current size of both the Company and its Board of Directors as well as the distinct professional backgrounds and experience of Mr. de Greef and Dr. Haghighi-Mood, the Company is best served by separating the Chairman and Chief

Executive Officer roles as it has between Mr. de Greef and Dr. Haghighi-Mood. The Board has not designated a lead independent director because the three independent directors have not deemed it necessary to designate a lead independent director because of their small number and their ability to work directly together in an effective manner.

Role of Board in Risk Oversight

While management is responsible for managing the various risks facing the Company and its business, the Board of Directors as a whole and through its various committees is responsible for oversight of risk management for the Company. The Audit Committee, in particular, has assumed a lead role in discharging this responsibility.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

On April 25, 2011, the Board of Directors adopted and declared advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized Common Stock from 150,000,000 shares to 250,000,000 shares. The Board of Directors is submitting the proposed amendment to the Company’s stockholders for adoption at this Meeting.

On May 13, 2011, there were 98,491,218 shares of Common Stock issued and outstanding, 25,765,968 shares of Common Stock reserved for issuance upon the conversion of shares of outstanding Series C-1 Preferred and Series D Preferred, 15,660,000 shares of Common Stock reserved for issuance upon the exercise of outstanding Common Stock warrants, and 10,071,545 shares of Common Stock reserved for issuance pursuant to outstanding stock options awarded pursuant to the Company’s equity compensation plans. This leaves 11,269 shares of unissued and unreserved Common Stock available for future use.

The Board of Directors is recommending this increase in authorized shares of Common Stock to give the Company the appropriate flexibility to issue shares for future corporate needs. The additional authorized shares of Common Stock may be issued by the Board of Directors in its discretion without the necessity of further stockholder action. The additional authorized shares of Common Stock may be issued for any proper corporate purpose, including future capital raising transactions involving the sale of Common Stock or equity or debt securities convertible into Common Stock, possible acquisitions or investment opportunities, stock splits, stock dividends, issuances of Common Stock under current or future equity compensation plans or other general corporate purposes.

If the amendment is not approved, the Company may not be able to raise capital through the sale of Common Stock or debt or equity convertible into Common Stock in a timely manner and any delays could have a material adverse effect on the Company’s ability to continue as a going concern and could cause the Company to cease operations. Future issuances of additional shares of Common Stock or securities convertible into Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of the Company’s current stockholders.

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

Vote Required

Approval of the proposal to amend the Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of all outstanding shares of Common Stock, Series C-1 Preferred and Series D Preferred, voting together as one group. Abstentions and broker non-votes have the effect of a vote against this proposal.

The Board of Directors believes the adoption of this amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the adoption of this proposed amendment.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter. A copy of this charter is available on the Company’s website at www.cambridgeheart.com.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2010 and has discussed these financial statements with the Company’s management and the Company’s independent auditors.

The Audit Committee also has received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors’ independence. See Proposal 3, “Ratification of Independent Accountants.”

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

By the Audit Committee

John F. McGuire (Chair)

Jeffrey Wiggins

Paul McCormick

PROPOSAL 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of McGladrey & Pullen, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2011, subject to ratification by the stockholders at the Meeting. Although stockholder approval of the Audit Committee’s selection of McGladrey & Pullen, LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Audit Committee will reconsider this appointment.

Caturano and Company, P.C. served as the Company’s independent registered public accounting firm from 2004 to 2010. As the Company previously reported in its Current Report on Form 8-K dated October 7, 2010, McGladrey & Pullen, LLP acquired the assets of Caturano and Company, P.C. during 2010. As a result, on October 6, 2010 Caturano and Company, P.C. resigned as the independent registered public accounting firm for the Company and, concurrent with such resignation, the Company’s Audit Committee approved the engagement of McGladrey & Pullen, LLP as the new independent registered public accounting firm for the Company.

The audit reports of Caturano on the financial statements of the Company for the years ending December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit opinion for the year ended December 31, 2009 did contain an explanatory paragraph disclosing the uncertainty regarding the ability of the Company to continue as a going concern.

During the fiscal years ended December 31, 2009 and 2008 and through October 6, 2010 there were: (1) no disagreements between the Company and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set for in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s fiscal years ended December 31, 2009 and 2008 and through October 6, 2010, the Company did not consult McGladrey on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey did not provide either a written report or oral advice to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of McGladrey & Pullen, LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

The following table summarizes the fees of McGladrey & Pullen, LLP and Caturano and Company, P.C. billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

Fee Category	2010	2009
Audit Fees	$137,250	$125,000
Audit-Related Fees	$—	$6,050	(1)
Total Fees	$137,250	$131,050

(1)	Consists of fees related to SEC filings and accounting consultation.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

There were no audit or non-audit services provided to the Company for the fiscal year ended December 31, 2010 that were not approved by the Audit Committee or its chairman.

Vote Required

The proposal to ratify McGladrey & Pullen, LLP as the Company’s independent accountants for the year ending December 31, 2011 will be approved if it is approved by the affirmative vote of the holders of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on the results of the vote.

The Company’s Board of Directors recommends a vote FOR the ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal years ended December 31, 2009 and 2010 concerning the compensation paid to each person (i) serving as the Company’s Chief Executive Officer or Chief Financial Officer or acting in a similar capacity during the last completed fiscal year and (ii) each other executive officer of the Company whose total compensation in the last completed fiscal year exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Option Award ($)(2)	Non-Equity Incentive Compensation ($)(3)	Total ($)
Ali Haghighi-Mood, Ph.D.	2010	275,000	221,614	55,000	551,614
President and Chief Executive Officer	2009	275,000	1,032,545	77,000	1,384,545

Vincenzo LiCausi	2010	93,000	76,001	11,160	180,161
Vice President Finance and Administration, Chief Financial Officer	2009	155,000	245,958	26,040	426,988

Roderick de Greef	2010	120,000	13,634	—	133,633
Chairman of the Board	2009	120,000	55,176	—	175,176

(1)	For 2010, includes the base salary paid to the Named Executive Officers and the base salary foregone by the Named Executive Officers. Effective March 1, 2010, Dr. Haghighi-Mood, Mr. LiCausi and Mr. de Greef agreed to a 10% reduction in their base salaries for 2010. In recognition of the reduction of their salaries, the Compensation Committee in March 2010 granted to Dr. Haghighi-Mood, Mr. LiCausi and Mr. de Greef options to purchase 198,949, 67,281 and 86,814 shares of Common Stock, respectively, in lieu of $22,917, $7,750 and $10,000 in base salary. See “2010 Management Stock Option Awards” for a description of the terms of the stock options.
(2)	Reflects the compensation cost related to all outstanding awards recognized in 2009 and 2010 for financial statement reporting purposes in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. Assumptions made in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 23, 2011.
(3)	For 2009, represents the cash bonuses earned pursuant to non-equity incentive plan awards but foregone by the Named Executive Officers. In March 2010, Dr. Haghighi-Mood and Mr. LiCausi agreed to accept options to purchase 668,468 and 226,064 shares of Common Stock, respectively, in lieu of earned cash bonuses for 2009 of $77,000 in the case Dr. Haghighi-Mood, and $26,040 in the case of Mr. LiCausi. See “2010 Management Stock Option Awards” for a description of the terms of the stock options. For 2010, represents the cash bonuses earned pursuant to non-equity incentive plan awards.

Severance Arrangements with Chief Executive Officer and Chief Financial Officer

The Company has entered into agreements with Dr. Haghighi-Mood and Mr. LiCausi providing for the payment of severance benefits in the event of a qualifying termination of employment. Under these agreements, if the executive officer’s employment is terminated by the Company without cause (as defined in the respective agreements), the executive officer will be entitled to receive severance compensation equal to the executive officer’s base salary as in effect at the time of such termination and continued healthcare benefits for a period of six months in the case of Mr. LiCausi and 12 months in the case of Dr. Haghighi-Mood.

In the event that Dr. Haghighi-Mood terminates his employment within 30 days following the occurrence of changed circumstances, he is entitled to receive the severance benefits as though his employment had been terminated by the Company without cause. For purposes of his employment agreement, changed circumstances includes (i) a material reduction in the nature or scope of Dr. Haghighi-Mood’s responsibilities, authority or powers as President and Chief Executive Officer of the Company, including, without limitation, due to the Board having hired or appointed another senior executive officer to whom Dr. Haghighi-Mood is requested by the Board to report or who reports directly to the Board or who is given responsibilities or authority normally exercised by an executive in the positions of President and Chief Executive Officer of a company generally comparable to the Company, in each case without Dr. Haghighi-Mood’s consent; and (ii) any failure by the Company to nominate and recommend to stockholders that they reelect Dr. Haghighi-Mood to serve as a director of the Company upon the expiration of his term.

In the event of a change in control (as defined in the severance agreements) that does not result in termination of the executive officer’s employment, 50% of Mr. LiCausi’s unvested options and 100% of Dr. Haghighi-Mood’s unvested options that are then outstanding will become immediately exercisable. In the event of a change in control that results in the termination of the executive officer’s employment without cause or by the executive officer for good reason (each as defined in the severance agreements), the executive officer will be entitled to receive severance compensation in an amount equal to the executive officer’s base salary as in effect at the time of such termination for a period of 12 months, continued healthcare benefits for a period of 12 months, and all of the executive officer’s unvested options which are then outstanding will become immediately exercisable.

The Company included enhanced severance benefits in the event of a change in control of the Company in order to remove any financial concerns an executive may have when evaluating a potential transaction and to allow the executive to focus on maximizing value for the Company’s stockholders. The Board of Directors determined that these change in control benefits are necessary given the volatility and uncertainty inherent in the Company’s line of business.

Employment Agreement with Chief Executive Officer

On December 14, 2007, the Company appointed Dr. Haghighi-Mood as the Company’s President and Chief Executive Officer and elected him as a director of the Company. Dr. Haghighi-Mood and the Company entered into an employment agreement dated December 14, 2007, the terms of which were approved by the Board of Directors of the Company after negotiations with Dr. Haghighi-Mood.

Under the terms of the employment agreement, Dr. Haghighi-Mood will be paid an annual base salary of $275,000 per year and will be entitled to receive the severance benefits described above under the title “Severance Arrangements with Chief Executive Officer and Chief Financial Officer.”

Under the terms of the employment agreement, Dr. Haghighi-Mood will have the opportunity to earn an annual performance bonus in the amount, and contingent upon the achievement by the Company or Dr. Haghighi-Mood, as the case may be, of performance goals to be agreed upon by Dr. Haghighi-Mood and the Board of Directors or the Compensation Committee. See “Senior Management Bonus Plan for 2010” for a description of the 2010 performance bonus criteria for Dr. Haghighi-Mood.

Effective March 1, 2010, Dr. Haghighi-Mood agreed to a 10% reduction in his base salary for 2010. See “2010 Management Stock Option Awards” for a description of the terms of a stock option awarded to Dr. Haghighi-Mood in recognition of the reduced base salary.

Employment Agreement with Chairman of the Board

On November 24, 2008, the Board of Directors elected Mr. de Greef as a member of the Board of Directors and appointed him to serve as the Chairman of the Board. Mr. de Greef and the Company entered into an employment agreement dated November 24, 2008 the terms of which were approved by the Board of Directors of the Company after negotiations with Mr. de Greef.

The employment agreement provides that Mr. de Greef will devote approximately 50% of a regular work week to the business and interests of the Company. Specifically, the employment agreement provides that Mr. de Greef will work with the Company’s Chief Executive Officer and the Board of Directors to formulate the strategic plan of the Company and to oversee the execution of corporate strategy. Mr. de Greef will serve on the Company’s Board as the Chairman of the Board. During the term of Mr. de Greef’s employment by the Company, at each annual meeting of the Company’s stockholders at which Mr. de Greef’s membership on the Board has expired, the Company will nominate Mr. de Greef to serve as a member of the Board.

The employment agreement has a term of three years commencing on November 24, 2008 and ending on November 24, 2011 (the “Employment Period”). The Employment Period will automatically be extended for successive one year periods unless either party gives the other 30 days written notice that it does not wish to extend the term of the employment agreement.

The employment agreement provides that Mr. de Greef will be paid an annual base salary of $120,000 per year. He will be entitled to participate in any and all of the Company’s employee benefit plans in effect for part-time employees, except to the extent that such benefits are in a category otherwise specifically provided to Mr. de Greef. In the event that Mr. de Greef is not eligible to participate in the Company’s health insurance benefit plan, the Company will reimburse Mr. de Greef up to $2,000 per month for the cost of maintaining his current family medical insurance coverage.

Pursuant to Mr. de Greef’s employment agreement, he was awarded a stock option to purchase 550,000 shares of Common Stock of the Company. The option was granted under and subject to the terms of the Company’s 2001 Stock Incentive Plan (the “2001 Plan”). The exercise price of the option was the closing price per share of the Company’s Common Stock on November 24, 2008 (the “Grant Date”). The option becomes exercisable in three equal annual installments beginning on the first anniversary of the Grant Date, subject to acceleration upon the occurrence of certain performance goals further described under “Outstanding Equity Awards At Fiscal Year-end For 2010.” The option will expire on the tenth anniversary of the Grant Date. As of December 31, 2010, two of the three performance goals had been achieved.

In the event the Company terminates Mr. de Greef’s employment without cause, he would be entitled to severance benefits as set forth in the employment agreement, including payment of Mr. de Greef’s salary for three months following termination. Mr. de Greef would also receive continuation of his health care benefits or reimbursement, as the case may be, for three months following termination. In addition, the stock option granted under the employment agreement would become exercisable for the number of shares that would have become exercisable had Mr. de Greef remained employed with the Company for an additional six months following termination and had the stock option become exercisable in 12 equal quarterly installments. If termination occurs prior to November 24, 2011, Mr. de Greef will have the right to exercise the stock option received under the Employment Agreement for a period of two years following termination (but in no event after the expiration of the stock option) to the extent that he was entitled to exercise the stock option on that date.

In the event that a change in control of the Company occurs and Mr. de Greef’s employment is terminated without cause within 12 months following the change in control, Mr. de Greef is entitled to receive the severance benefits described above for a period of six months following the date of termination. In the event of a change in control of the Company, Mr. de Greef’s stock options received under the Employment Agreement will become exercisable in full as of the date of the change in control, provided that all stock options must be exercised within the applicable dates provided in the applicable stock option agreement and the 2001 Plan.

Effective March 1, 2010, Mr. de Greef agreed to a 10% reduction in his base salary for 2010. See “2010 Management Stock Option Awards” for a description of the terms of a stock option awarded to Mr. de Greef in recognition of the reduced in base salary.

Senior Management Bonus Plan for 2010

Dr. Haghighi-Mood and Mr. LiCausi, as well as other senior management of the Company (excluding Mr. de Greef), were eligible to participate in the Senior Management Bonus Plan for 2010 (the “2010 Bonus Plan”). The objective of the 2010 Bonus Plan is to provide an effective tool to help motivate the senior management team’s performance in achieving the Company’s defined strategy and goals by aligning measurement and accountability with cash incentive rewards. The total bonus potential under the 2010 Bonus Plan for Dr. Haghighi-Mood and Mr. LiCausi was 50% and 30% of annual base pay, respectively.

Rewards under the 2010 Bonus Plan were based on the achievement of performance goals for the Company established by the Compensation Committee and approved by the Board of Directors in consultation with Dr. Haghighi-Mood. The performance goals under the 2010 Bonus Plan consisted of four separate goals each weighted between 20% and 40% relating to:

•	the achievement of revenue goals for the year ending December 31, 2010;

•	the execution of a material distribution agreement or partnership approved by the Board of Directors;

•	the launch of the MTWA Module by September 30, 2010; and

•	the enrollment of a minimum number of patients in the ischemia pilot study.

The Compensation Committee determined that performance goals related to the launch of the MTWA Module by September 30, 2010 and the enrollment of a minimum number of patients in the ischemia pilot study had been achieved, and the other performance goals had not been achieved. Based on the foregoing, the Compensation Committee determined that the bonus amounts earned by Dr. Haghighi-Mood and Mr. LiCausi under the 2010 Bonus Plan were $55,000 and $11,160, respectively.

2010 Management Stock Option Awards

On March 11, 2010, the Compensation Committee of the Board of Directors of the Company approved the grant of stock option awards (the “Option Awards”) to certain employees, directors and consultants of the Company to purchase an aggregate of 7,028,512 shares of Common Stock of the Company. Of the Option Awards granted, 4,988,858 shares were granted outside of the Company’s stock option plan (the “Non-Plan Awards”). The remaining 2,039,654 options were granted under the Company’s 2001 Stock Incentive Plan (the “Plan Awards”). Each of the Option Awards has a term of ten years and an exercise price of $0.16, which was the closing price of the Company’s Common Stock on the date of grant. The terms of each of the awards is more fully described below. In connection with the approval of certain of the Non-Plan Awards, stock options to purchase an aggregate of 2,983,333 shares of Common Stock of the Company previously granted to members of senior management were cancelled.

The Non-Plan Awards consisted of (i) Option Awards to purchase an aggregate of 461,562 shares of Common Stock of the Company granted to senior management in recognition of each senior management member’s agreement to a reduction in salary; (ii) Option Awards to purchase an aggregate of 338,574 shares of Common Stock granted to the non-employee directors of the Company in recognition of a reduction in the cash fees paid to the non-employee directors; (iii) Option Awards to purchase an aggregate of 605,389 shares of Common Stock granted to a consultant to the Company in lieu of the payment of approximately $70,000, or 50%, of the fees otherwise payable to him in 2010 under his consulting agreement with the Company; and (iv) Option Awards to purchase an aggregate of 2,983,333 shares of Common Stock granted to senior management in connection with the termination of certain previously awarded out-of-the-money stock options. The following is a summary of the material terms of the Non-Plan Awards granted to the senior management team. See “Director Compensation” for a summary of the material terms of the Non-Plan Awards granted to the non-employee directors of the Company.

Effective March 1, 2010, the senior management team of the Company agreed to a 10% reduction in their base salaries for 2010. In recognition of the reduction of the salaries of the senior management team, the Compensation Committee granted to each senior management member a stock option award (the “Salary Reduction Option Award”) on March 11, 2010 that became exercisable in nine equal monthly installments beginning on April 11, 2010, and continue to be exercisable following the termination of the employment of the recipient to the same extent that the option was exercisable on the date of termination until expiration of the ten-year term. The Salary Reduction Option Awards were granted outside of the Company’s 2001 Stock Incentive Plan, but are nevertheless subject to the terms and conditions of the plan as if granted thereunder. Dr. Haghighi-Mood, Mr. de Greef and Mr. LiCausi received Salary Reduction Option Awards to purchase 198,949, 86,814 and 67,281 shares of Common Stock, respectively, at an exercise price of $0.16 per share, which was the closing price of the Company’s Common Stock on the date of grant. The number of shares covered by each Salary Reduction Option Award was determined based on the amount of the reduction of the 2010 salary for each recipient and the fair value of the Salary Reduction Option Awards using the Black-Scholes option pricing model, which requires the Company to make certain assumptions regarding the expected term of the options, forfeiture rate and volatility of the underlying stock.

On March 11, 2010, each of the members of the senior management team of the Company (other than Mr. de Greef) entered into individual option exchange agreements with the Company whereby previously granted stock options to purchase an aggregate of 2,983,333 shares of Common Stock issued at varying times and at varying prices (ranging from $0.29 per share to $4.00 per share) were cancelled and replaced with new stock options (the “Management Stock Option Awards”) to purchase an aggregate of 3,583,333 shares of Common Stock of the Company at an exercise price of $0.16 per share, which was the closing price of the Company’s Common Stock on the date of grant. The Management Stock Option Awards become exercisable in three equal annual installments beginning on first anniversary of the date of grant. Dr. Haghighi-Mood and Mr. LiCausi received awards to purchase 2,383,333 and 450,000 shares of Common Stock of the Company, respectively, in exchange for the cancellation of previously granted stock options to purchase 2,383,333 and 350,000 shares of Common Stock. The Management Stock Option Awards were granted outside of the Company’s 2001 Stock Incentive Plan, but are nevertheless subject to the terms and conditions of the plan as if granted thereunder.

The Plan Awards consisted of (i) Option Awards to purchase an aggregate of 1,164,871 shares of Common Stock of the Company awarded to the senior management team in lieu of a 2010 cash bonus; (ii) Option Awards to purchase an aggregate of 400,000 shares of Common Stock awarded to the non-employee directors and the Chairman of the Company’s Scientific Advisory Board; and (iii) Option Awards to purchase an aggregate of 474,783 shares of Common Stock of the Company awarded to non-management employees.

Each of the members of the senior management team of the Company (other than Mr. de Greef) was eligible to receive a cash bonus for 2009 based upon the achievement of certain criteria. The Compensation Committee determined that in accordance with the Senior Management Bonus Plan for 2009, Dr. Haghighi-Mood and Mr. LiCausi were entitled to receive cash bonuses of $77,000 and $26,040, respectively. On March 11, 2010, the Compensation Committee awarded, and each of the members of senior management team has agreed to accept, stock options granted under and subject to the Company’s 2001 Stock Incentive Plan in lieu of a cash bonus for 2009 (the “Bonus Replacement Option Awards”). Dr. Haghighi-Mood received a Bonus Replacement Option Award to purchase 668,468 shares of Common Stock, and Mr. LiCausi received a Bonus Replacement Option Award to purchase 226,064 shares of Common Stock. The number of shares covered by each Bonus Replacement Option Award was determined based on the amount of the bonus for each recipient and the fair value of the Bonus Replacement Option Awards using the Black-Scholes option pricing model, which requires the Company to make certain assumptions regarding the expected term of the options, forfeiture rate and volatility of the underlying stock. The Bonus Replacement Option Awards were immediately exercisable and will continue to be exercisable following the termination of the employment of the recipient until the expiration of the ten-year term.

On March 11, 2010, the Compensation Committee also approved the grant of Option Awards to purchase an aggregate of 474,783 shares of Common Stock of the Company under the 2001 Stock Incentive Plan to non-management employees of the Company. The options awarded to non-management employees become exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant.

The following table sets forth certain information concerning stock options held by the Named Executive Officers as of December 31, 2010.

Outstanding Equity Awards At Fiscal Year-end For 2010

Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Ali Haghighi-Mood, Ph.D.	668,468	(2)			$0.16	3/11/2020
Ali Haghighi-Mood, Ph.D.	198,949	(3)			$0.16	3/11/2020
Ali Haghighi-Mood, Ph.D.			2,383,333		$0.16	3/11/2020
Vincenzo LiCausi	226,064	(2)			$0.16	3/11/2020
Vincenzo LiCausi	67,281	(3)			$0.16	3/11/2020
Vincenzo LiCausi			450,000		$0.16	3/11/2020
Roderick de Greef	100,000	(4)			$0.33	7/29/2018
Roderick de Greef	366,666		183,334	(5)	$0.15	11/24/2018
Roderick de Greef	86,814	(3)			$0.16	3/11/2020

(1)	Except as otherwise noted, each option becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant.
(2)	In March 2010, Dr. Haghighi-Mood and Mr. LiCausi agreed to accept options to purchase 668,468 and 226,064 shares of Common Stock, respectively, in lieu of earned cash bonuses for 2009 of $77,000 in the case Dr. Haghighi-Mood, and $26,040 in the case of Mr. LiCausi. See “2010 Management Stock Option Awards” for a description of the terms of the stock options. These options became exercisable immediately on March 11, 2010.
(3)	Effective March 1, 2010, Dr. Haghighi-Mood, Mr. LiCausi and Mr. de Greef agreed to a 10% reduction in their base salaries for 2010. In recognition of the reduction of their salaries, the Compensation Committee in March 2010 granted to Dr. Haghighi-Mood, Mr. LiCausi and Mr. de Greef options to purchase 198,949, 67,281 and 86,814 shares of Common Stock, respectively, in lieu of $22,917, $7,750 and $10,000 in base salary. See “2010 Management Stock Option Awards” for a description of the terms of the stock options. These options became exercisable in nine equal monthly installments ending December 11, 2010.
(4)	Option became exercisable as to 100% of the total number of shares upon the consummation of the Cardiac Science Agreement.
(5)

Option becomes exercisable in three equal annual installments, beginning on the first anniversary of the date of grant. The dates on which the option will become exercisable will accelerate with regard to a specified number of shares upon the occurrence of certain performance goals (the “Performance Goals”). The Performance Goals include: (i) the achievement by the Company of a 12-month trailing revenue target of $7.0 million (the “Revenue Target”); (ii) the consummation by the Company of one or more equity financing transactions in a 12-month period that result in the receipt by the Company of sufficient proceeds to fund the Company’s operations for a 12-month period as determined in good faith by the Board (the “Financing Target”); and (iii) the consummation by the Company of a strategic distribution agreement (the “Strategic Transaction Target”). Upon the occurrence of a Performance Goal, the stock option will become exercisable with respect to a number of shares equal to the lesser of (A) the number of shares specified for each Performance Goal (162,500 shares for each of the Revenue Target and the Financing Target and 62,500 shares for the Strategic Transaction Target) and (B) the positive difference between the total number of shares under the stock option that are not yet exercisable and the number of shares specified for the Performance Goal. The shares that become exercisable upon the achievement of a Performance Goal will reduce the number of shares that otherwise would next become exercisable on a regular annual vesting date following the date of achievement of the Performance Goal. As of December 31, 2010, both the Financing Target and the Strategic Transaction Target had been achieved.

Director Compensation

At the start of fiscal year 2010, non-employee directors received a fee of $2,500 per in-person meeting of the Board of Directors and $500 per telephonic meeting of the Board of Directors or committee meeting, and non-employee directors who served as Chairman of the Board or as chairman of one or more committees of the Board of Directors received a fee of $3,125 per in-person meeting of the Board of Directors and $625 per telephonic meeting of the Board of Directors or committee meeting. Additionally, each of the Company’s non-employee directors received an annual retainer of $15,000, payable in equal quarterly installments.

In order to allow the Company to conserve cash, in March 2010 the Board of Directors temporarily reduced the amount of cash compensation paid to the non-employee directors of the Company. Specifically, during the period from March 31, 2010 through December 31, 2010, all per meeting fees were eliminated and the cash annual retainer paid to non-employee directors was reduced from $15,000 to $12,000 per year, payable in equal quarterly installments. In recognition of this reduction in fees, each of the non-employee directors was awarded a stock option to purchase 112,858 shares of Common Stock of the Company (the “Director Fee Reduction Option Award”), having a fair value of $13,000 using the Black Scholes option pricing model. The Director Fee Reduction Option Awards became exercisable in nine equal monthly installments beginning on April 11, 2010 and will continue to be exercisable following the termination of the director’s service with the Company to the same extent that the stock option was exercisable on the date of resignation or termination until expiration of the ten-year term. The Director Fee Reduction Option Awards were granted outside of the Company’s 2001 Stock Incentive Plan, but are nevertheless subject to the terms and conditions of the plan as if granted thereunder.

Additionally, on March 11, 2010, the Compensation Committee granted each of the non-employee directors a stock option to purchase 100,000 shares of the Common Stock of the Company under the Company’s 2001 Stock Incentive Plan. The stock options become exercisable in full on the one-year anniversary of the date of grant and will continue to be exercisable following the termination of services of the recipient to the same extent that it was exercisable on the date of termination until the expiration of the ten-year term.

For fiscal year 2011, fees payable to the Board of Directors consist of a $25,000 annual retainer payable in equal quarterly installments.

The following table sets forth compensation actually paid, earned or accrued during 2010 by the Company’s directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
John F. McGuire	17,000	77,883	(2)	94,883
Jeffrey Wiggins	17,000	41,892	(3)	58,892
Paul McCormick	17,000	24,832	(4)	41,832

(1)	Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718 (excluding the impact of estimated forfeitures related to service-based vesting conditions), and thus may include amounts attributable to awards granted during and before 2010. Assumptions made in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 23, 2011.

(2)	As of December 31, 2010, Mr. McGuire held options to purchase (a) 100,000 shares of Common Stock at an exercise price of $2.40 per share and (b) 212,858 shares of Common Stock at an exercise price of $0.16 per share.
(3)	As of December 31, 2010, Mr. Wiggins held options to purchase (a) 100,000 shares of Common Stock at an exercise price of $0.63 per share and (b) 212,858 shares of Common Stock at an exercise price of $0.16 per share.
(4)	As of December 31, 2010, Mr. McCormick held options to purchase 212,858 shares of Common Stock at an exercise price of $0.16 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWENRS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock, Series C-1 Preferred and Series D Preferred by: (i) each director, (ii) each of the executive officers named in the Summary Compensation Table above, (iii) all current directors and executive officers as a group, and (iv) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, Series C-1 Preferred or Series D Preferred.

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of May 1, 2011, and the address for each director and executive officer of the Company is: c/o Cambridge Heart, Inc., 100 Ames Pond Drive, Tewksbury, MA 01876. The addresses for the greater than 5% stockholders are set forth in the footnotes to this table.

	Common Stock			Series C-1 Preferred		Series D Preferred
	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding(2)	Number of Shares Beneficially Owned(1)	Percentage of Class Outstanding	Number of Shares Beneficially Owned(1)	Percentage of Class Outstanding
Directors
Ali Haghighi-Mood, Ph.D.	1,661,861	(3)	1.7%	—	—	—	—
Roderick de Greef	1,651,041	(4)	1.7%	—	—	50	2.7%
Paul McCormick	212,858	(5)	*	—	—	—	—
John McGuire	312,858	(6)	*	—	—	—	—
Jeffrey Wiggins	6,898,225	(7)	6.8%	—	—	300	16.2%

Named Executive Officers
Ali Haghighi-Mood, Ph.D.	1,661,861	(3)	1.7%	—	—	—	—
Roderick de Greef	1,651,041	(4)	1.7%	—	—	50	2.7%
Vincenzo LiCausi	443,345	(8)	*	—	—	—	—
All directors and executive officers as a group (6 persons)	11,180,188	(9)	10.6%	—	—	350	18.9%

5% Stockholders
Osiris Investment Partners, L.P.	8,176,830	(10)	8.0%	—	—	270	14.6%
Vicente Madrigal	6,585,367	(11)	6.5%	—	—	300	16.2%
Saba Malak	8,608,924	(12)	8.5%	—	—	300	16.2%
Luis Martins	11,814,634	(13)	11.5%	—	—	315	17.0%
St. Jude Medical, Inc.	4,180,602	(14)	4.1%	5,000	100%	—	—

*	Represents less than 1% of the outstanding Common Stock.
(1)	The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock, Series C-1 Preferred and Series D Preferred listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after May 1, 2011 through the exercise of any stock option, warrant, conversion of preferred stock or other right. The inclusion herein of any shares of Common Stock, Series C-1 Preferred or Series D Preferred deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of such shares. Shares of Common Stock, Series C-1 Preferred or Series D Preferred which an individual or entity has a right to acquire within the 60-day period following May 1, 2011 pursuant to the exercise of options, warrants or conversion rights are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)	Based on 97,491,218 shares of Common Stock outstanding as of May 1, 2011.
(3)	Consists of 1,661,861 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 30, 2011.
(4)	Consists of (i) 487,805 shares of Common Stock, (ii) 609,756 shares of Common Stock issuable upon the conversion of 50 shares of Series D Preferred and (iii) 553,480 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 30, 2011.
(5)	Consists of 212,858 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 30, 2011.
(6)	Consists of 312,858 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 30, 2011.
(7)	Consists of (i) 2,926,830 shares of Common Stock beneficially owned by Mr. Wiggins through his relationship with the Jeffrey Wiggins Trust, (ii) 3,658,537 shares of Common Stock issuable upon the conversion of 300 shares of Series D Preferred beneficially owned by Mr. Wiggins through his relationship with the Jeffrey Wiggins Trust and (iii) 312,858 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 30, 2011.
(8)	Consists of 443,345 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 30, 2011.
(9)	See notes 2 through 8 above.
(10)

Osiris Investment Partners, L.P., Osiris Partners, L.P. and Paul S. Stuka have shared voting power over 8,176,830 shares of Common Stock, including (i) 3,759,147 shares of Common Stock, (ii) 3,292,683 shares of Common Stock issuable upon conversion of 270 shares of Series D Preferred and (iii) 1,125,000 shares of Common Stock issuable on exercise of warrants to purchase Common Stock. The business address of Osiris Investment Partners, L.P. is c/o Osiris Partners, LLC, One Liberty Square, 5 th Floor, Boston, Massachusetts, 02109. All shares of Common Stock (including any shares issuable pursuant to the exercise of warrants) reported herein for Osiris Investment Partners, L.P. (the “LP”) are held of record and beneficially owned by the LP. Osiris Partners, LLC (the “LLC”) serves as general partner of the LP, and as such, may be deemed to have investment and/or voting power with respect to the shares held by the LP. Mr. Paul Stuka serves as the managing member of the LLC, and as such, may also be deemed to have investment and/or voting power with respect to the shares held by the LP. Each of the LP, the LLC and Mr. Stuka disclaims beneficial ownership of the shares of Common Stock (including any shares issuable pursuant to the exercise of warrants) reported herein except to the extent of its or his pecuniary interest therein.

(11)	Vicente Madrigal beneficially owns 6,585,367 shares of Common Stock, including (i) 3,658,537 shares of Common Stock issuable upon conversion of 300 shares of Series D Preferred and (ii) 2,926,830 shares of Common Stock. Mr. Madrigal’s address is 79 East 79th Street, Apartment 12, New York, New York 10075.
(12)	Saba Malak beneficially owns 8,608,924 shares of Common Stock, including (i) 4,950,387 shares of Common Stock and (ii) 3,658,537 shares of Common Stock issuable upon conversion of 300 Shares of Series D Preferred. Mr. Malak’s address is 225 Commonwealth Avenue, Apartment 4, Boston, Massachusetts 02116.
(13)	Luis Martins beneficially owns 11,814,634 share of Common Stock, including (i) 6,973,171 shares of Common Stock, (ii) 3,841,463 shares of Common Stock issuable upon conversion of 315 shares of Series D Preferred, and (iii) 1,000,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock. Mr. Martins’ address is 1886 Beacon Street, Waban/Newton, Massachusetts 02468.
(14)	Includes 4,180,602 shares of Common Stock issuable upon the conversion of shares of Series C-1 Preferred. The business address of St. Jude Medical, Inc. is One Lillehei Plaza, St. Paul, MN 55117.

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors of the Company reviews the material facts of transactions with a related person that are required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In general, that rule requires disclosure of any transaction in which the Company is a participant, the aggregate amount involved exceeds $120,000, and any related person has or will have a direct or indirect material interest. A “related person” means any director or executive officer, any nominee for director, or any immediate family member of a director or executive officer of the registrant, or of any nominee for director, or any beneficial holder of more than 5% of the outstanding shares of Common Stock. In reviewing related party transactions, the Board will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Related party transactions are referred to the Board by management for review, approval, ratification or other action. This policy is not in writing but is followed consistently by the Board.

Series D Financing

On December 23, 2009, the Company issued and sold 1,852 shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred”) at a purchase price of $1,000 per share and Common Stock warrants described below to new and current institutional and private investors, including three directors of the Company, pursuant to the terms of a Securities Purchase Agreement dated December 23, 2009 between the Company and the purchasers of Series D Preferred (the “Series D Financing”). Each share of Series D Preferred is convertible into a number of shares of Common Stock of the Company equal to $1,000 divided by the conversion price of the Series D Preferred, which is initially $0.082. Each share of Series D Preferred is currently convertible into approximately 12,195 shares of Common Stock. The Series D Financing resulted in gross proceeds to the Company of $1,852,000. The total number of shares of Common Stock initially issuable upon conversion of the 1,852 shares of Series D Preferred was 22,585,366, or approximately 32.7% of the Company’s issued and outstanding Common Stock on an as-converted basis.

The Company also issued to the investors two types of warrants. The first warrant, which expired on December 23, 2010, entitled the investor to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock into which the Series D Preferred purchased by the investor was convertible (the “Short-Term Warrant”). A total of 11,292,686 shares of Common Stock were issuable under the Short-Term Warrants at an exercise price of $0.107 per share. The second warrant, which would have expired on December 23, 2014, entitled the investor to purchase a number of shares of Common Stock equal to 30% of the number of shares of Common Stock into which the Series D Preferred purchased by the investor was convertible (the “Long-Term Warrant”). A total of 6,775,611 shares of Common Stock were issuable under the Long-Term Warrants at an exercise price of $0.142 per share. The Company had the right to call the Long-Term Warrants if the closing price of the Company’s Common Stock was at least $0.284 for a period of 20 consecutive trading days.

Three directors of the Company purchased an aggregate of 385 shares of Series D Preferred for a total purchase price of $385,000. Specifically, Roderick de Greef, who serves as Chairman of the Board, Richard J. Cohen, who was then serving as a member of the Board, and Jeffery Wiggins purchased 50, 35 and 300 shares of Series D Preferred, respectively, and were issued Short-Term Warrants to purchase 304,878, 213,415 and 1,829,269 shares of Common Stock, respectively, and Long-Term Warrants to purchase 182,927, 128,049 and 1,097,561 shares of Common Stock, respectively.

In April 2010, Jeffery Wiggins exercised his Short-Term Warrants and Long-Term Warrants to purchase 1,829,269 and 1,097,561 shares, respectively, of the Company’s Common Stock resulting in aggregate proceeds of $351,585.

In May 2010, the Company elected to exercise its right to call all outstanding Long-Term Warrants pursuant to the terms of the Long-Term Warrants. In connection with the Company’s election to call the Long-Term Warrants, Roderick de Greef exercised his Long-Term Warrants to purchase 182,927 shares of Common Stock resulting in proceeds to the Company of $25,976. Additionally, four persons who are beneficial holders of more than 5% of the outstanding shares of Common Stock exercised their Long-Term Warrants. Osiris Investment Partners, L.P., Vicente Madrigal, Saba Malak and Luis Martins exercised Long-Term Warrants to purchase 987,805, 1,097,561, 1,097,561 and 1,152,439 shares of Common Stock, respectively, resulting in proceeds to the Company of $140,268, $155,854, $155,854 and $163,646, respectively.

In December 2010, Mr. de Greef exercised his Short-Term Warrants to purchase 304,878 shares of Common Stock resulting in proceeds to the Company of $32,619. Additionally, Osiris Investment Partners, L.P., Vicente Madrigal, Saba Malak and Luis Martins exercised Short-Term Warrants to purchase 1,646,342, 1,829,269, 1,829,269 and 1,920,732 shares of Common Stock, respectively, resulting in proceeds to the Company of $176,159, $195,732, $195,732 and $205,518, respectively.

Participation in Private Placement of Common Stock and Warrants

On December 20, 2010, the Company issued and sold 14,500,000 units (the “Units”) for an aggregate purchase price of $2,900,000 (less fees and commissions), each Unit consisting of (i) one share of the Company’s Common Stock and (ii) one five-year warrant to purchase one share of Common Stock, pursuant to the terms and conditions of a Securities Purchase Agreement, dated as of December 20, 2010, by and among the Company and certain accredited investors (the “December 2010 Private Placement”). The Units were offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. Among the investors who participated in the December 2010 Private Placement were Luis Martins and Osiris Investment Partners, L.P., each of whom is a “related person” as defined in Item 404 of Regulation S-K as a result of their ownership of 5% or more of a class of securities of the Company.

Mr. Martins purchased 1,000,000 Units, for an aggregate purchase price of $200,000, in connection with the December 2010 Private Placement. Mr. Martins’ investment represented approximately 7.6% of the aggregate net proceeds received by the Company in the December 2010 Private Placement.

Osiris Investment Partners, L.P. purchased 1,125,000 Units, for an aggregate purchase price of $225,000, in connection with the December 2010 Private Placement. The investment by Osiris Investment Partners, L.P. represented approximately 8.5% of the aggregate net proceeds received by the Company in the December 2010 Private Placement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Based solely on its review of copies of reports filed by the Reporting Persons furnished to us, or written representations from Reporting Persons, we believe that, during the fiscal year ended December 31, 2010, the Reporting Persons complied with all Section 16(a) filing requirements, except that Saba Malak filed a Form 4 on June 9, 2010 for warrants exercised on June 1, 2010 and Luis Martins filed a Form 4 on June 11, 2010 for warrants exercised on May 18, 2010.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. The Board of Directors knows of no matter to be acted upon at the meeting that would give rise to appraisal rights for dissenting stockholders.

STOCKHOLDER PROPOSALS

Under the federal securities laws, the deadline for submitting stockholder proposals for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2012 Annual Meeting of Stockholders is January 25, 2012. Proposals must be submitted to the Secretary of the Company at its offices, 100 Ames Pond Drive, Tewksbury, Massachusetts 01876.

If a stockholder of the Company wishes to present a proposal before the 2012 Annual Meeting of Stockholders or wishes to nominate a candidate for election to the Company’s Board of Directors, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2012 Annual Meeting of Stockholders; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2012 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. The Company’s by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 100 Ames Pond Drive, Tewksbury, MA 01876, (978) 654-7600. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

EXPENSES OF SOLICITATION

All costs of solicitations of proxies will be borne by the Company. The Company has retained Alliance Advisors, L.L.C. to act as a proxy solicitor in conjunction with the annual meeting and has agreed to pay $5,500, plus reasonable out-of-pocket expenses, to Alliance Advisors, L.L.C. for proxy solicitation services. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the Securities and Exchange Commission, the directors and certain officers of the Company may be deemed to be “participants” in the solicitation of proxies by the Board of Directors in connection with the Meeting.

By Order of the Board of Directors,

Vincenzo LiCausi, Secretary

May 24, 2011

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

ANNUAL MEETING OF STOCKHOLDERS OF

CAMBRIDGE HEART, INC.

June 24, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at—http://www.rrdezproxy.com/2011/cambridgeHeart/

Please sign, date and mail your proxy card in the

envelope provided as soon as possible.

    Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	For the election of all nominees listed below (except as indicated):					FOR	AGAINST	ABSTAIN

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Roderick de Greef O Ali Haghighi-Mood O John McGuire O Paul McCormick O Jeffrey Wiggins		2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 150,000,000 to 250,000,000.	☐	☐	☐

				3.	To ratify the appointment by the Audit Committee of the Board of Directors of the Company of McGladrey & Pullen, LLP as the Company’s independent accountants for the year ending December 31, 2011.	☐	☐	☐

	INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —			THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSALS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSALS.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized	¢
officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY	CAMBRIDGE HEART, INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS – JUNE 24, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ali Haghighi-Mood and Vincenzo LiCausi, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the “Company”) to be held at the offices of the Company at 100 Ames Pond Drive, Tewksbury, Massachusetts 01876, at 8:30 a.m. (local time) on Friday, June 24, 2011, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

THE UNDERSIGNED HEREBY CONFER(S) UPON THE PROXIES, AND EACH OF THEM, DISCRETIONARY AUTHORITY (i) TO CONSIDER AND ACT UPON SUCH MATTERS, OTHER THAN THE BUSINESS SET FORTH HEREIN, AS MAY PROPERLY COME BEFORE THE MEETING FOR WHICH THE COMPANY DID NOT RECEIVE TIMELY NOTICE OF THE MATTER IN ACCORDANCE WITH THE COMPANY’S BY-LAWS; (ii) WITH RESPECT TO THE ELECTION OF DIRECTORS IN THE EVENT THAT ANY OF THE NOMINEES IS UNABLE OR UNWILLING, WITH GOOD CAUSE, TO SERVE; AND (iii) WITH RESPECT TO SUCH OTHER MATTERS UPON WHICH DISCRETIONARY AUTHORITY MAY BE CONFERRED.

(Continued and to be signed on the reverse side)